{N0112628 2 } Exhibit 99.1 FORM OF INSTRUCTIONS AS TO USE OF DLH HOLDINGS CORP. NON-TRANSFERABLE RIGHTS CERTIFICATES CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS The following instructions relate to a rights offering (the “Rights Offering”) by DLH Holdings Corp., a New Jersey corporation (“DLH”), to the holders of record (the “Recordholders”) of its common stock, par value $0.001 per share (the “Common Stock”), as described in the accompanying prospectus dated ______________, 2016 (the “Prospectus”). Recordholders as of 5:00 p.m., New York City time, on ____________, 2016 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock (the “Underlying Shares”). In the Rights Offering, the total number of Underlying Shares available to our Recordholders as a group upon exercise of the Rights is ______________. Each Recordholder will receive one Right for each share of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date. The Rights will expire if not exercised prior to 5:00 p.m., New York City time, on ______________, 2016, unless extended (the “Expiration Time”) by our board of directors in their sole discretion. Each Right allows the holder thereof to subscribe for _______ shares of Common Stock (the “Basic Subscription Right”) at the cash price of $________ per full share (the “Subscription Price”). Accordingly, you will need to exercise ______ Rights to purchase one whole share of Common Stock at the subscription price of $____ per whole share. For example, if a holder of Rights owned 100 shares of Common Stock as of 5:00 p.m., New York City time on the Record Date, it would receive 100 Rights and would have the right to purchase ____ shares of Common Stock at the Subscription Price. If a Rights holder purchases all of the shares of Common Stock available to it pursuant to its Basic Subscription Right, it may also exercise an over-subscription right (such shares, determined taking into account the limitation described in the remainder of this paragraph, the “Over-Subscription Privilege”) to purchase any shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to availability and allocation; provided, however, that aggregate purchase price of all shares of Common Stock purchased in this Rights Offering pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege may not exceed $2,650,000. Further, DLH has implemented a limitation upon the subscription rights in the Over-Subscription Privilege which may be exercised by the subscribers in the Rights Offering. As a condition to the Rights Offering, and by signing the Election To Purchase, the Recordholder understands and agrees that: (i) it shall not have the right to purchase in the Over-Subscription Privilege more than a number of shares in excess of the number of shares of Common Stock beneficially owned by such Recordholder as of the Record Date and (ii) DLH shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in excess of the limitation set forth above. If sufficient shares are available for offer pursuant to the Rights Offering, DLH will seek to honor the oversubscription requests in full subject to the limitations described above. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Rights holders exercising their Over-Subscription Privilege in proportion to the number of shares of Common Stock each Rights holder subscribed for under the Basic Subscription Right. If this pro rata allocation results in any Recordholder receiving a greater number of shares of Common Stock than such Recordholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Recordholder will be allocated only that number of shares for which such Recordholder over-subscribed and the remaining shares will be allocated among the other Rights holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the Over-Subscription Privilege, have been allocated.

{N0112628 2 } 2 Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Right and pursuant to the Over-Subscription Privilege. Because DLH will not know the total number of Unsubscribed Shares prior to the Expiration Time, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to the holder’s Over-Subscription Privilege, the Rights holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the number of shares of Common Stock such holder would like to purchase under its Basic Subscription Right and its Over-Subscription Privilege, such number of shares to be determined by the Rights holder based on the assumption that no stockholders other than such holder purchases any shares of Common Stock pursuant to their Basic Subscription Right and Over-Subscription Privilege. Fractional Rights remaining after aggregating all of the Rights distributed to you will be rounded down to the nearest whole number to ensure that DLH offers no more than shares of Common Stock in the Rights Offering. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable. DLH will not be required to issue shares of Common Stock to you if the Subscription Agent does not receive your payment (whether delivered directly in case you are a Recordholder or indirectly through a Recordholder in the case you are a beneficial owner but not a Recordholder) and your properly completed Non-Transferable Rights Certificate(s) (as defined below) prior to the Expiration Time. DLH may extend the Expiration Time by giving oral or written notice to the Subscription Agent on or before the Expiration Time. If DLH elects to extend the Expiration Time, it will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced Expiration Time. The Rights will be evidenced by non- transferable Rights certificates (the “Non-Transferable Rights Certificates”). The number of Rights to which you are entitled under your Basic Subscription Right is printed on the face of your Non-Transferable Rights Certificate. You may purchase additional shares of Common Stock under your Over- Subscription Privilege subject to limitations described above. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Non-Transferable Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided. YOUR NON-TRANSFERABLE RIGHTS CERTIFICATES AND SUBSCRIPTION PRICE PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE FOR ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE THE EXPIRATION TIME. ONCE A RIGHTS HOLDER HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER- SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE. 1. Method of Subscription—Exercise of Rights. To exercise Rights, complete your Non-Transferable Rights Certificate and send the properly completed and executed Non-Transferable Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Right plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Privilege, to the Subscription Agent, on or prior to the Expiration Time. Payment of the aggregate Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Continental Stock Transfer and Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at JPMorgan Chase Bank at ABA No. 021000021, further credit to Account Number 475-587758, Account Name—Continental Stock Transfer and Trust as agent for DLH Holdings Corp. (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by wire transfer. Payments will be deemed to have been received upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank

{N0112628 2 } 3 draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, (iii) receipt of collected funds in the Subscription Account designated above, or (iv) receipt of a certification from DLH indicating the amount of DLH indebtedness that has been offset on the books of DLH in payment of all or a portion of a Rights holder’s Subscription Payment. If paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Rights holders who wish to pay the aggregate Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. The Non-Transferable Rights Certificate and payment of the aggregate Subscription Price if by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order, must be delivered to the Subscription Agent by hand delivery, first class mail or courier service to: Continental Stock Transfer and Trust Company 17 Battery Place—8th Floor New York, NY 10004 Attn: Corporate Actions Department Telephone Number for Confirmation: (917) 262-2378 Delivery to an address other than the address above does not constitute valid delivery. If you have any questions, require assistance regarding the method of exercising Rights or require additional copies of relevant documents, please contact Continental Stock Transfer and Trust Company, which is also acting as our Information Agent. By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Non-Transferable Rights Certificate on your behalf. If you do not indicate the number of Rights being exercised, or do not forward full payment of the Subscription Price, then you will be deemed to have exercised your Rights with respect to the maximum number of whole Rights that may be exercised with the aggregate Subscription Price you delivered to the Subscription Agent. If your aggregate Subscription Price is greater than the amount you owe for exercise of your Basic Subscription Right in full, you will be deemed to have exercised your Over-Subscription Privilege to purchase the maximum number of shares of Common Stock with your over-payment (subject to all prorations, adjustments, and limitations contemplated by the terms of the Rights Offering, as described in the Prospectus). If DLH does not apply your full Subscription Price payment to your purchase of shares of Common Stock, the excess subscription payment received by the Subscription Agent will be returned to you, without interest, as soon as practicable. Brokers, custodian banks and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and DLH, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Right and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. DLH can also provide no assurances that each Rights holder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Over-Subscription Privilege in full. DLH will not be able to satisfy a Right holder’s exercise of the Over-Subscription Privilege if all of the Rights holders exercise their Basic Subscription Right in full, and DLH will only honor the exercise of an Over-Subscription Privilege to the extent sufficient Unsubscribed Shares are available, subject to the limitations set forth above. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Over-Subscription Privilege is less than the amount such Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege, such Rights holder will be allocated only

{N0112628 2 } 4 the number of Unsubscribed Shares available to it, and any excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable. If a Rights holder properly exercises its Over-Subscription Privilege for an aggregate amount of shares that is less than or equal to the number of Unsubscribed Shares, such Rights holder will be allocated the number of Unsubscribed Shares for which such Rights holder actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering — Over- Subscription Privilege.” 2. Issuance of Common Stock. The following deliveries and payments will be made to the address shown on the face of your Non-Transferable Rights Certificate, unless you provide instructions to the contrary in your Non-Transferable Rights Certificate. (a) Basic Subscription Right. As soon as practicable after the closing of the Rights Offering and the valid exercise of Rights, the Subscription Agent will mail to each Rights holder that validly exercises the Basic Subscription Right certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Right. (b) Over-Subscription Privilege. As soon as practicable after the closing of the Rights Offering (including after all prorations, adjustments, and limitations contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected), the Subscription Agent will mail to each Rights holder that validly exercises the Over-Subscription Right certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. (c) Excess Cash Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected, any excess subscription payments received in payment of the Subscription Price by the Subscription Agent will be mailed to each Rights holder, without interest. 3. No Sale or Transfer of Rights. The Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Rights to anyone. 4. Execution. (a) Execution by Registered Holder. The signature on the Non-Transferable Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Non-Transferable Rights Certificate without any alteration or change whatsoever. Persons who sign the Non-Transferable Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act. (b) Execution by Person Other than Registered Holder. If the Non-Transferable Rights Certificate is executed by a person other than the holder named on the face of the Non-Transferable Rights Certificate, proper evidence of authority of the person executing the Non-Transferable Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority. (c) Signature Guarantees. Your signature must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, if you specify special payment or delivery instructions. See the “Form of Election to Purchase” attached to your Non-Transferrable Rights Certificate(s).

{N0112628 2 } 5 5. Method of Delivery. The method of delivery of Non-Transferable Rights Certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. However, if you elect to exercise your Rights, DLH urges you to consider using a certified or cashier’s check, money order, or wire transfer of funds to ensure that the Subscription Agent receives your funds prior to the Expiration Time. If you send an uncertified check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, but if you send a certified check, bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instruments and wire or transfer. Any personal check used to pay for shares of Common Stock must clear the appropriate financial institutions prior to the Expiration Time. The clearinghouse may require five or more business days. Accordingly, Rights holders that wish to pay the aggregate Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure such payment is received and clears by such date. 6. Special Provisions Relating to the Delivery of Rights through the Depository Trust Company. In the case of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and pursuant to the Over-Subscription Privilege may be effected by instructing DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights exercised subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment to the Subscription Agent of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege. See the Company’s “Letter to Stockholders” and “Form of Election to Purchase” attached to your Non-Transferable Rights Certificate(s). 7. IRS Circular 230. TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS DISCUSSED HEREIN, AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. 8. Determinations Regarding the Exercise of Your Rights. DLH will decide, in its sole discretion, all questions concerning the timeliness, validity, form, and eligibility of the exercise of your Rights. Any such determinations by DLH will be final and binding. DLH, in its sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as DLH may determine. DLH will not be required to make uniform determinations in all cases. DLH may reject the exercise of any of your Rights because of any defect or irregularity. DLH will not accept any exercise of Rights until all irregularities have been waived by DLH or cured by you within such time as DLH decides, in its sole discretion. Neither DLH, the subscription agent, nor the information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of Non- Transferable Rights Certificates, and DLH will not be liable for failure to notify you of any defect or irregularity. DLH reserves the right to reject your exercise of Rights if DLH determines that your exercise is not in accordance with the terms of the rights offering, as set forth in the Prospectus and these Instructions for Use, or in proper form. DLH will also not accept the exercise of your Rights if DLH’s issuance of shares of Common Stock to you could be deemed unlawful under applicable law.